Exhibit 99.1

NEWS

CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS THIRD QUARTER RESULTS

HOPKINSVILLE, Ky. (October 30, 2015) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and nine month periods ended September 30, 2015. For the three month period ended September 30, 2015, the Company reported net income of $510,000, or $0.08 per share, basic and diluted, compared to net income of $2.0 million, or $0.27 per share basic and diluted, for the three month period ended September 30, 2014. For the nine month period ended September 30, 2015, the Company’s net income was $1.7 million, or $0.27 per share, basic and diluted, compared to net income of $3.2 million, or $0.44 per share basic and diluted, for the nine month period ended September 30, 2014. Results for the three and nine month periods ended September 30, 2014, were strongly influenced by the resolution of a long standing non-accrual loan relationship.

Commenting on the third quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company continues to find success in our Nashville loan production office. We have just hired our third commercial loan officer in that market and currently have an impressive pipeline of loan opportunities. At September 30, 2015, the Nashville loan production office currently has $13.0 million in outstanding loan balances, $7.7 million in unadvanced amounts on loans and $16.9 million in loan request currently under review.

The Company remains focused on the opportunities of reducing our interest expenses. Beginning in December 2015 and ending in February 2016, the Company has time deposits totaling $65.2 million maturing with a weighted average cost of 2.52%. In March 2016, we have a $4.0 million in Federal Home Loan Bank borrowing maturing at an interest rate of 5.34%. We have an opportunity to reprice these liabilities at current market cost.” Mr. Peck concluded.

Financial Highlights

•	At September 30, 2015, the Company’s tangible book value was $13.99 per share and tangible common equity ratio was 10.06%. The Company’s tangible book value and common equity ratio computations do not include 562,937 unallocated shares of common stock held by the Company’s ESOP.

•	The Company purchased 65,495 shares of its common stock in the three month period ended September 30, 2015, at a weighted average price of $11.55 per share. At September 30, 2015, the Company owns 1,038,686 shares of treasury stock at a weighted average cost of $12.43 per share.

•	At September 30, 2015, net loans totaled $561.5 million, a $22.3 million increase, as compared to December 31, 2014, and a $6.7 million increase as compared to June 30, 2015. The Company’s current annualized growth rate of loans is 5.5%.

•	The Company’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at September 30, 2015, were 10.92% and 17.20%, respectively. The Bank’s Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at September 30, 2015, were 10.67% and 16.84%, respectively.

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HFBC Reports Third Quarter Results

October 30, 2015

Asset Quality

At September 30, 2015, the Company’s level of non-accrual loans totaled $7.2 million, as compared to $3.2 million at December 31, 2014. At September 30, 2015, the Company has one land loan, totaling $1.5 million, that is past due 91 days and still accruing interest. The loan is well secured and in the process of collection. A summary of non-accrual loans at September 30, 2015, and December 31, 2014, is as follows:

	September 30, 2015	December 31, 2014
	(Dollars in Thousands)
One-to-four family mortgages	$1,427	$1,501
Home equity line of credit	48	—
Multi-family	1,968	95
Land	1,680	215
Non-residential real estate	672	1,159
Farmland	168	115
Commercial loans	1,195	90

Total non-accrual loans	$7,158	$3,175

The Company has current appraisals on file for all significant non-accrual relationships. For the three month period ended September 30, 2015, a review of the most recent appraisal of our non-accrual land loan resulted in the Company taking an additional charge off of approximately $281,000. At September 30, 2015, non-accrual loans, loans past due over 90 days still accruing and other real estate owned totaled $10.4 million, or 1.18% of total assets. At December 31, 2014, non-accrual loans plus other real estate owned totaled $5.1 million, or 0.55% of total assets.

At September 30, 2015, and December 31, 2014, the Company’s balance in other real estate owned was $1.7 million and $1.9 million, respectively. A summary of the activity in other real estate owned for the nine month period ended September 30, 2015, is as follows:

	Balance 12/31/2014			Reduction in Values	Gain (Loss) on Sale	Balance 9/30/2015
		Foreclosures	Proceeds
	(Dollars in Thousands)
One-to-four family mortgages	$159	105	(194)	—	(15)	$55
Land	1,768	—	(124)	—	(701)	943
Non-residential real estate	—	738	—	—	—	738

Total	$1,927	843	(318)	—	(716)	$1,736

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HFBC Reports Third Quarter Results

October 30, 2015

Asset Quality (continued)

A summary of the activity in loans classified as TDRs for the nine month period ended September 30, 2015, is as follows:

	Balance at	New	Loss or	Loan	Removed from (Taken to)	Balance
	12/31/14	TDR	Foreclosure	Amortization	Non-accrual	09/30/15
	(Dollars in Thousands)
Non-residential real estate	$3,284	2,149	—	(1)	—	$5,432

Total performing TDR	$3,284	2,149	—	(1)	—	$5,432

At September 30, 2015, the Company’s level of loans classified as substandard was $23.5 million as compared to $37.4 million at December 31, 2014. At September 30, 2015, the Company’s classified loan to risk-based capital ratio was 23.4%. The Company’s specific reserve for impaired loans was $545,000 at September 30, 2015, and $1.5 million at December 31, 2014. A summary of the Company’s loan portfolio by risk grade classification, at September 30, 2015, is as follows:

September 30, 2015	Pass	Special Mention	Impaired Loans		Total	Specific Allowance for Impairment	Allowance for Performing Loans
			Substandard	Doubtful
	(Dollars in Thousands)
One-to-four family mortgages	$143,121	330	2,919	—	146,370	29	931
Home equity line of credit	32,703	—	273	—	32,976	—	181
Junior liens	1,746	36	16	—	1,798	—	8
Multi-family	20,272	—	3,094	—	23,366	—	74
Construction	32,669	—	—	—	32,669	—	197
Land	11,604	1,529	9,521	—	22,654	266	1,417
Non-residential real estate	147,938	4,158	5,018	—	157,114	143	1,058
Farmland	40,309	—	330	—	40,639	—	337
Consumer loans	18,171	—	204	—	18,375	51	300
Commercial loans	89,085	357	2,108	—	91,550	56	439

Total	$537,618	6,410	23,483	—	567,511	545	4,942

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HFBC Reports Third Quarter Results

October 30, 2015

Net Interest Income

For the three month period ended September 30, 2015, the Company’s net interest income was $6.4 million, compared to $6.3 million for the three month period ended June 30, 2015, and $6.8 million for the three month period ended September 30, 2014. For the three month period ended September 30, 2015, the Company’s net interest margin was 3.25%, as compared to 3.17% for the three month period ended June 30, 2015, and 3.22% for the three month period ended September 30, 2014.

For the nine month period ended September 30, 2015, the Company’s net interest income was $20.2 million, as compared to $19.5 million for the nine month period ended September 30, 2014. For the nine month period ended September 30, 2015, the Company’s interest expense was $4.9 million as compared to $6.9 million for the nine month period ended September 30, 2014. The Company’s reduced interest expense was largely the result of lower Federal Home Loan Bank borrowing balances and a reduced dependency on non-core funding. For the nine month period ended September 30, 2015, the Company’s net interest margin was 3.40%, as compared to 3.12% for the nine month period ended September 30, 2014.

Non-interest Income

Non-interest income for the three month periods ended September 30, 2015, and June 30, 2015 was $1.9 million, respectively, as compared to $2.4 million for the three month period ended September 30, 2014. On a linked quarter basis, total non-interest income increased by $68,000 largely due to a $30,000 increase in service charge income, a $35,000 increase from bank owned life insurance and a $20,000 increase in gains on the sale of securities. During the three and nine month periods ended September 30, 2015, mortgage origination revenue was $345,000 and $865,000, respectively, as compared to $316,000 and $507,000 for the three and nine month period ended September 30, 2014.

For the three month period ended September 30, 2015, total non-interest income was $457,000 lower as compared to the three month period ended September 30, 2014. For the three month period ended September 30, 2015, service charge income was $750,000, representing a $129,000 decline as compared to the three month period ended September 30, 2014. For the three month period ended September 30, 2015, gains on the sale of securities was $103,000, as compared to $294,000 for the three month period ended September 30, 2014. For the three month period ended September 30, 2015, income from financial services was $186,000, as compared to $363,000 for the three month period ended September 30, 2014.

For the nine month period ended September 30, 2015, non-interest income was $5.7 million, as compared to $5.9 million for the nine month period ended September 30, 2014. For the nine month period ended September 30, 2015, service charge income was $2.2 million, a $321,000 decline as compared to the nine month period ended September 30, 2014. For the nine month period ended September 30, 2015, financial services commissions was $539,000, as compared to $737,000 for the nine month period ended September 30, 2014.

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HFBC Reports Third Quarter Results

October 30, 2015

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses declined by $681,000. The most significant decline in linked quarter operating expenses was a $759,000 decline in losses on the sale of real estate owned. For the three month period ended September 30, 2015, the Company’s salaries and benefits expenses declined by $44,000 and professional services expenses declined by $88,000 as compared to the three month period ended June 30, 2015.

For the three month period ended September 30, 2015, non-interest expenses declined by $10,000 as compared to the three month period ended September 30, 2014. For the three month period ended September 30, 2015, expense items increasing by more than 5% as compared to the three month period ended September 30, 2014, include:

	Three Month Period Ended		Dollar	Percentage
	09/30/15	09/30/14	Change	Change
Postage and communications	$162	$140	$22	15.71%
Real estate owned expense	$202	($29)	$231	796.55%

For the nine month period ended September 30, 2015, non-interest expenses were $23.3 million, an increase of $923,000 as compared to the nine month period ended September 30, 2014. For the nine month period ended September 30, 2015, the increase in non-interest expenses as compared to the nine month period ended September 30, 2014, is largely the result of an increase in compensation related to an increase in staffing for the Company’s loan production office, increases in the Company’s health insurance cost and losses on the sale of other real estate owned. For the nine month period ended September 30, 2015, expense items increasing by more than 5% as compared to the nine month period ended September 30, 2014, include:

	Nine Month Period Ended		Dollar	Percentage
	09/30/15	09/30/14	Change	Change
Salaries and benefits	$12,148	$11,368	$780	6.86%
Professional services	$1,177	$1,025	$152	14.83%
Loss on sale of other real estate owned	$716	$160	$556	347.50%
Real estate owned expenses	$406	$193	$213	110.36%
Other expenses	$1,446	$1,358	$88	6.48%

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HFBC Reports Third Quarter Results

October 30, 2015

Balance Sheet

At September 30, 2015, consolidated assets were $882.7 million, a decline of $53.0 million as compared to December 31, 2014. For the nine month period ended September 30, 2015, the Company experienced an $18.4 million decrease in time deposits, a $9.0 million decrease in FHLB borrowings, a $16.7 million decrease in cash balances and a $22.3 million increase in net loan balances. To fund the growth in loan balances and reduction in FHLB borrowings and time deposits, the Company has reduced its balance in available for sale securities by $63.7 million as compared to December 31, 2014.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and a loan production office in Nashville, Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and due from banks	$18,110	34,389
Interest-earning deposits	5,647	6,050

Cash and cash equivalents	23,757	40,439
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	239,922	303,628
Loans held for sale	5,298	1,444
Loans receivable, net of allowance for loan losses of $5,487 at September 30, 2015, and $6,289 at December 31, 2014	561,514	539,264
Accrued interest receivable	4,119	4,576
Real estate and other assets owned	1,736	1,927
Bank owned life insurance	10,236	9,984
Premises and equipment, net	24,371	22,940
Deferred tax assets	1,198	2,261
Intangible asset	—	33
Other assets	6,157	4,861

Total assets	$882,736	935,785

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$113,469	115,051
Interest-bearing accounts
Interest-bearing checking accounts	185,377	186,616
Savings and money market accounts	93,821	97,726
Other time deposits	313,531	331,915

Total deposits	706,198	731,308
Advances from Federal Home Loan Bank	25,000	34,000
Repurchase agreements	46,300	57,358
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	1,077	513
Dividends payable	289	301
Accrued expenses and other liabilities	4,739	3,593

Total liabilities	793,913	837,383

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at September 30, 2015, and December 31, 2014	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,951,699 issued and 6,913,013 outstanding at September 30, 2015, and 7,949,665 issued and 7,171,282 outstanding at December 31, 2014	79	79
Additional paid-in-capital	58,578	58,466
Retained earnings	46,719	45,729
Treasury stock- common (at cost, 1,038,686 shares at September 30, 2015, and 778,383 shares at December 31, 2014)	(12,915)	(9,429)
Unallocated ESOP shares (at cost 562,937 shares at September 30, 2015, and no shares at December 31, 2014)	(7,397)	—
Accumulated other comprehensive income , net of taxes	3,759	3,557

Total stockholders’ equity	88,823	98,402

Total liabilities and stockholders’ equity	$882,736	935,785

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods		For the Nine Month Periods
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Interest income:
Loans receivable	$6,374	6,913	18,895	19,743
Securities available for sale - taxable	1,237	1,562	4,953	5,035
Securities available for sale - nontaxable	398	514	1,267	1,589
Interest-earning deposits	3	5	11	19

Total interest income	8,012	8,994	25,126	26,386

Interest expense:
Deposits	1,246	1,354	3,751	4,313
Advances from Federal Home Loan Bank	71	430	206	1,292
Repurchase agreements	130	228	368	722
Subordinated debentures	186	174	553	551

Total interest expense	1,633	2,186	4,878	6,878

Net interest income	6,379	6,808	20,248	19,508
Provision for loan losses	275	(892)	760	(773)

Net interest income after provision for loan losses	6,104	7,700	19,488	20,281

Non-interest income:
Service charges	750	879	2,184	2,505
Merchant card income	286	265	842	800
Mortgage origination revenue	345	316	865	507
Gain on sale of securities	103	294	552	548
Income from bank owned life insurance	108	65	252	226
Financial services commission	186	363	539	737
Other operating income	158	211	483	613

Total non-interest income	1,936	2,393	5,717	5,936

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods		For the Nine Month Periods
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Non-interest expenses:
Salaries and benefits	$3,960	3,881	12,148	11,368
Occupancy	788	781	2,278	2,498
Data processing	724	730	2,117	2,194
Franchise and deposit tax	260	346	759	990
Intangible amortization	—	16	32	81
Professional services	380	397	1,177	1,025
Deposit insurance and examination	135	182	403	562
Advertising	337	368	983	1,023
Postage and communications	162	140	428	423
Supplies	107	156	364	459
Loss (gain) on real estate owned	(18)	35	716	160
Real estate owned	202	(29)	406	193
Other operating expenses	516	560	1,446	1,358

Total non-interest expense	7,553	7,563	23,257	22,334

Income before income tax	487	2,530	1,948	3,883
Income tax expense (benefit)	(23)	577	200	651

Net income	$510	1,953	1,748	3,232

Net income per share:
Basic	$0.08	$0.27	$0.27	$0.44

Diluted	$0.08	$0.27	$0.27	$0.44

Dividend per share	$0.04	$0.04	$0.12	$0.12

Weighted average shares outstanding - basic	6,359,556	7,265,597	6,493,449	7,348,708

Weighted average shares outstanding - diluted	6,359,556	7,265,597	6,493,449	7,348,708

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three		Change from
	Months Ended		Prior Quarter
	9/30/2015	6/30/2015
Interest income:
Loans receivable	$6,374	6,231	143
Securities available for sale - taxable	1,237	1,268	(31)
Securities available for sale - nontaxable	398	416	(18)
Interest-earning deposits	3	4	(1)

Total interest income	8,012	7,919	93

Interest expense:
Deposits	1,246	1,245	1
Advances from Federal Home Loan Bank	71	66	5
Repurchase agreements	130	118	12
Subordinated debentures	186	183	3

Total interest expense	1,633	1,612	21

Net interest income	6,379	6,307	72
Provision for loan losses	275	270	5

Net interest income after provision for loan losses	6,104	6,037	67

Non-interest income:
Service charges	750	720	30
Merchant card income	286	286	—
Mortgage orgination revenue	345	343	2
Gain on sale of securities	103	83	20
Income from bank owned life insurance	108	73	35
Financial services commission	186	194	(8)
Other operating income	158	169	(11)

Total non-interest income	1,936	1,868	68

This information is preliminary and based on Company data available at the time of the presentation

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three		Change from
	Months Ended		Prior Quarter
	9/30/2015	6/30/2015
Non-interest expenses:
Salaries and benefits	$3,960	4,004	(44)
Occupancy	788	752	36
Data processing	724	701	23
Franchise and deposit tax	260	251	9
Intangible amortization	—	16	(16)
Professional services	380	468	(88)
Deposit insurance and examination	135	151	(16)
Advertising	337	340	(3)
Postage and communications	162	134	28
Supplies	107	111	(4)
(Gain) loss on real estate owned	(18)	741	(759)
Real estate owned	202	67	135
Other operating	516	498	18

Total non-interest expense	7,553	8,234	(681)

Income (loss) before income tax expense	487	(329)	816
Income tax expense (benefit)	(23)	(212)	189

Net income (loss)	$510	($117)	$627

Net income (loss) per share:
Basic	$0.08	($0.02)	$0.10

Fully diluted	$0.08	($0.02)	$0.10

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,359,556	6,425,687

Weighted average shares outstanding - diluted	6,359,556	6,425,687

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the nine month periods ended September 30, 2015, and September 30, 2014, by $625,000 and $774,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.95% for the nine month period ended September 30, 2015, and 1.25% for the nine month period ended September 30, 2014. The table adjusts tax-free loan income by $5,000 and $9,000, respectively, for nine month periods ended September 30, 2015, and September 30, 2014, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income and	Average	Average	Income and	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	9/30/2015	9/30/2015	9/30/2015	9/30/2014	9/30/2014	9/30/2014
	(Table Amounts in Thousands, Except Percentages)
Loans	$550,047	18,900	4.58%	$535,659	19,752	4.92%
Investments AFS taxable	208,721	4,953	3.16%	259,615	5,035	2.59%
Investment AFS tax free	53,859	1,892	4.68%	63,321	2,363	4.98%
Interest bearing deposits	5,096	11	0.29%	9,819	19	0.26%

Total interest earning assets	817,723	25,756	4.20%	868,414	27,169	4.17%

Other assets	74,136			73,550

Total assets	$891,859			$941,964

Retail time deposits	289,157	2,516	1.16%	307,307	2,786	1.21%
Brokered deposits	32,706	279	1.14%	39,741	401	1.35%
MMDA & Savings	95,016	146	0.20%	96,278	145	0.20%
Interest bearing checking	195,929	810	0.55%	191,925	981	0.68%
FHLB borrowings	17,315	206	1.59%	44,985	1,292	3.83%
Repurchase agreements	43,726	368	1.12%	41,386	722	2.33%
Subordinated debentures	10,310	553	7.15%	10,310	551	7.13%

Total interest bearing liabilities	684,159	4,878	0.95%	731,932	6,878	1.25%

Non-interest bearing deposits	112,198			105,325
Other liabilities	4,363			5,026
Stockholders’ equity	91,139			99,681

Total liabilities and stockholders’ equity	$891,859			$941,964

Net interest income		20,878			20,291

Net interest spread			3.25%			2.92%

Net interest margin		3.40%			3.12%

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 30, 2015

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended September 30, 2015, and September 30, 2014, by $197,000 and $251,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.94% for the three month period ended September 30, 2015, and 1.20% for the three month period ended September 30, 2014. The table adjusts tax-free loan income by $3,000 for each of the three month periods ended September 30, 2015, and September 30, 2014, for a tax equivalent rate using the same cost of funds rate:

	Average	Income and	Average	Average	Income and	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	9/30/2015	9/30/2015	9/30/2015	9/30/2014	9/30/2014	9/30/2014
	(Table Amounts in Thousands, Except Percentages)
Loans	$555,792	6,377	4.59%	$535,774	6,916	5.16%
Investments AFS taxable	196,524	1,237	2.52%	265,853	1,562	2.35%
Investment AFS tax free	51,063	595	4.66%	65,298	765	4.69%
Interest bearing deposits	6,305	3	0.19%	10,917	5	0.18%

Total interest earning assets	809,684	8,212	4.06%	877,842	9,248	4.21%

Other assets	67,860			75,617

Total assets	$877,544			$953,459

Retail time deposits	286,516	840	1.17%	320,008	896	1.12%
Brokered deposits	30,149	89	1.18%	42,605	110	1.03%
MMDA & Savings	94,679	45	0.19%	94,522	49	0.21%
Interest bearing checking	191,903	272	0.57%	190,329	299	0.63%
FHLB borrowings	10,685	71	2.66%	42,970	430	4.00%
Repurchase agreements	47,124	130	1.10%	46,765	228	1.95%
Subordinated debentures	10,310	186	7.22%	10,310	174	6.75%

Total interest bearing liabilities	671,366	1,633	0.97%	747,509	2,186	1.17%

Non-interest bearing deposits	114,319			103,112
Other liabilities	4,574			4,660
Stockholders’ equity	87,285			98,178

Total liabilities and stockholders’ equity	$877,544			$953,459

Net interest income		6,579			7,062

Interest rate spread			3.09%			3.04%

Net interest margin		3.25%			3.22%

This information is preliminary and based on Company data available at the time of the presentation.

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